UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012

Invesco Mortgage Capital Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34385	262749336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE

Atlanta, GA 30309

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 31, 2012, Invesco Mortgage Capital Inc. (the “Company”), IAS Operating Partnership LP (the “Operating Partnership”), and Invesco Advisers, Inc. (the “Invesco Manager”) entered into a Distribution Agency Agreement (the “Distribution Agreement”) with Credit Suisse Securities (USA) LLC (the “Manager”). Under the terms of the Distribution Agreement, the Company may sell, from time to time, through the Manager, as the Company’s sales agent, or to the Manager for resale, up to 20,000,000 shares of its common stock, $0.01 par value per share (the “Common Shares”).

The Common Shares sold in the offering will be issued pursuant to a prospectus dated May 27, 2011, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2012, in connection with one or more offerings of shares from the Company’s shelf registration statement on Form S-3ASR (No. 333-174598) (as the same may be amended or supplemented, the “Registration Statement”). Sales of the Common Shares through the Manager, if any, will be made in amounts and at times to be determined by the Company and agreed to by the Manager from time to time, but the Company has no obligation to sell any of the Common Shares in the offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock, and determinations by the Company of the appropriate sources of funding for the Company.

Under the Distribution Agreement, the Manager has agreed to use commercially reasonable efforts to sell the Common Shares in agency transactions. The Distribution Agreement provides that the Manager will be entitled to compensation up to 2.00% of the gross sales price per share for any of the Common Shares sold under the Distribution Agreement in agency transactions. In addition, the Company may also sell Common Shares to the Manager as principal for its own account at prices agreed upon at the time of sale.

Sales of the Common Shares, if any, under the Distribution Agreement may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the Common Shares in the offering, and may at any time suspend solicitation and offers under the Distribution Agreement or terminate the Distribution Agreement. The Company intends to use the proceeds from any sales of the Common Shares to purchase assets within our target asset classes, in each case subject to the Company’s investment guidelines and to the extent consistent with maintaining our REIT qualification and other general corporate purposes.

The Distribution Agreement contains customary representations, warranties and agreements of the Company, the Operating Partnership and the Invesco Manager and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

This Current Report on Form 8-K (this “Report”) shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Distribution Agreement is filed as Exhibit 1.1 to this Report and is incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.        Financial Statements and Exhibits.

The following exhibits are filed with this Report pursuant to Item 601 of the SEC’s Regulation S-K in lieu of filing the otherwise required exhibits to the Registration Statement. This Report is incorporated by reference into the Registration Statement, and, as such, the Company is incorporating by reference the exhibits to this Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Report and the exhibits hereto, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the SEC’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.

Exhibit Number	Description

1.1	Distribution Agency Agreement, dated August 31, 2012, by and among the Company, the Operating Partnership, Invesco Advisers, Inc., and the Manager.

5.1	Legal Opinion of Alston & Bird LLP.

8.1	Tax Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Part II of Form S-3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO MORTGAGE CAPITAL INC.

August 31, 2012	By:	/s/ Donald R. Ramon
Name: Donald R. Ramon
Title: Chief Financial Officer

Exhibit Number	Description

1.1	Distribution Agency Agreement, dated August 31, 2012, by and among the Company, the Operating Partnership, Invesco Advisers, Inc., and the Manager.

5.1	Legal Opinion of Alston & Bird LLP.

8.1	Tax Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Part II of Form S-3).